Exhibit 99.1

FINNOVATE ACQUISITION CORP. ANNOUNCES POSTPONEMENT OF SHAREHOLDER MEETING

TO 10:00 AM EASTERN TIME MARCH 17, 2025

Boston, MA, February 25, 2025 (GLOBE NEWSWIRE) – Finnovate Acquisition Corp. (“Finnovate”) (OTC: “FNVUF”, “FNVTF”, “FNVWF”) announced today that its upcoming extraordinary general meeting of shareholders (the “Special Meeting”) to approve its proposed initial business combination which was initially scheduled for January 30, 2025 and had been postponed to February 27, 2025, will be further postponed to 10:00 a.m., Eastern Time on Monday, March 17, 2025. At the Special Meeting, shareholders of Finnovate will be asked to vote on proposals to approve, among other things, its proposed initial business combination (the “Business Combination”) with Scage International Limited, a Cayman Islands exempted company (“Scage International” or the “Company”), Scage Future, a Cayman Islands exempted company (“Pubco”), Hero 1, a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco (“Merger Sub I”), and Hero 2, a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco (“Merger Sub II”) pursuant to a Business Combination Agreement (as amended, the “Business Combination Agreement”). There is no change to the location, the record date, the purpose or any of the proposals to be acted upon at the Special Meeting.

The Special Meeting is being further postponed to allow for additional time for Scage International to obtain requisite listing approvals from the China Securities Regulatory Commission (“CSRC”), which is a condition for consummating the Business Combination. Therefore, Finnovate has decided to further postpone the Special Meeting to allow more time for the closing conditions under the Business Combination Agreement to be met.

As a result of this change, the Special Meeting will now be held at 10:00 a.m., Eastern time, on Monday, March 17, 2025, at the office of Ellenoff Grossman & Schole LLP located at 1345 Avenue of the Americas, New York, New York 10105 and via a live webcast at https://www.cstproxy.com/finnovateacquisition/2025. Also, as a result of this change, the deadline for holders of Finnovate’s Class A ordinary shares issued in its initial public offering to submit their shares for redemption in connection with the Business Combination is being further extended to 5:00 p.m., Eastern time, on Thursday, March 13, 2025.

The proposed resolutions to be considered at the Special Meeting remains the same as that set out in the definitive proxy statement and other relevant documents that was been mailed to shareholders of Finnovate as of the record date of January 6, 2025. SHAREHOLDERS OF FINNOVATE AND OTHER INTERESTED PARTIES ARE URGED TO READ, THE DEFINITIVE PROXY STATEMENT, AND AMENDMENTS THERETO IN CONNECTION WITH FINNOVATE’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE BUSINESS COMBINATION, a copy of which can be accessed via the following link: https://www.sec.gov/Archives/edgar/data/1857855/000121390025001247/ea0226944-01.htm.

Finnovate plans to continue to solicit proxies from shareholders during the period prior to the Special Meeting. Only the holders of Finnovate’s ordinary shares as of the close of business on January 6, 2025, the record date for the Special Meeting, are entitled to vote at the Special Meeting.

About Finnovate Acquisition Corp.

Finnovate Acquisition Corp. is a blank check company incorporated in the Cayman Islands with the purpose of acquiring one and more businesses and assets, via a merger, capital stock exchange, asset acquisition, stock purchase, and reorganization.

Forward-Looking Statements

The information in this Press Release includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “may,” “will,” “expect,” “continue,” “should,” “would,” “anticipate,” “believe,” “seek,” “target,” “predict,” “potential,” “seem,” “future,” “outlook” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics and projections of market opportunity and market share; references with respect to the anticipated benefits of the proposed transactions contemplated by the Business Combination Agreement (the “Business Combination”) and the projected future financial performance of Finnovate and the Company’s operating companies following the proposed Business Combination; changes in the market for the Company’s products and services and expansion plans and opportunities; the Company’s ability to successfully execute its expansion plans and business initiatives; ability for the Company to raise funds to support its business; the sources and uses of cash of the proposed Business Combination; the anticipated capitalization and enterprise value of the combined company following the consummation of the proposed Business Combination; the projected technological developments of the Company and its competitors; ability of the Company to control costs associated with operations; the ability to manufacture efficiently at scale; anticipated investments in research and development and the effect of these investments and timing related to commercial product launches; and expectations related to the terms, approvals and timing of the proposed Business Combination. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s and Finnovate’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company and Finnovate. These forward-looking statements are subject to a number of risks and uncertainties, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; the inability to recognize the anticipated benefits of the Business Combination; the ability to obtain or maintain the listing of the Pubco’s securities on The Nasdaq Stock Market, following the Business Combination, including having the requisite number of shareholders; costs related to the Business Combination; changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of certain projected financial information with respect to the Company; the Company’s ability to successfully and timely develop, manufacture, sell and expand its technology and products, including implement its growth strategy; the Company’s ability to adequately manage any supply chain risks, including the purchase of a sufficient supply of critical components incorporated into its product offerings; risks relating to the Company’s operations and business, including information technology and cybersecurity risks, failure to adequately forecast supply and demand, loss of key customers and deterioration in relationships between the Company and its employees; the Company’s ability to successfully collaborate with business partners; demand for the Company’s current and future offerings; risks that orders that have been placed for the Company’s products are cancelled or modified; risks related to increased competition; risks relating to potential disruption in the transportation and shipping infrastructure, including trade policies and export controls; risks that the Company is unable to secure or protect its intellectual property; risks of product liability or regulatory lawsuits relating to the Company products and services; risks that the post-combination company experiences difficulties managing its growth and expanding operations; the uncertain effects of certain geopolitical developments; the inability of the parties to successfully or timely consummate the proposed Business Combination, including the risk that any required shareholder or regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Business Combination; the outcome of any legal proceedings that may be instituted against the Company, Finnovate, Pubco or others following announcement of the proposed Business Combination and transactions contemplated thereby; the ability of the Company to execute its business model, including market acceptance of its planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; technological improvements by the Company’s peers and competitors; and those risk factors discussed in documents of Pubco and Finnovate filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Finnovate nor the Company presently know or that Finnovate and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Finnovate’s, Pubco’s and the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. Finnovate, Pubco and the Company anticipate that subsequent events and developments will cause Finnovate’s, Pubco’s and the Company’s assessments to change. However, while Finnovate, Pubco and the Company may elect to update these forward-looking statements at some point in the future, Finnovate, Pubco and the Company specifically disclaim any obligation to do so. Readers are referred to the most recent reports filed with the SEC by Finnovate. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

Pubco and the Company filed with the SEC a Registration Statement on Form F-4, which has been declared effective by SEC (the “Registration Statement”). The Registration Statement includes a definitive proxy statement of Finnovate and a prospectus in connection with the proposed Business Combination involving Finnovate, Pubco, Hero 1, Hero 2 and the Company pursuant to the Business Combination Agreement. The definitive proxy statement and other relevant documents has been mailed to shareholders of Finnovate as of the record date of January 6, 2025. SHAREHOLDERS OF FINNOVATE AND OTHER INTERESTED PARTIES ARE URGED TO READ, THE DEFINITIVE PROXY STATEMENT, AND AMENDMENTS THERETO IN CONNECTION WITH FINNOVATE’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE BUSINESS COMBINATION BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT FINNOVATE, THE COMPANY, PUBCO AND THE BUSINESS COMBINATION.

Participants in The Solicitation

Pubco, Finnovate, the Company, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Finnovate in connection with the Business Combination. Information regarding the officers and directors of Finnovate is set forth in the Registration Statement. Additional information regarding the interests of such potential participants are also included in the Registration Statement and other relevant documents to be filed or has been filed with the SEC.

No Offer Or Solicitation

This Press Release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

INVESTOR RELATIONS CONTACT

Finnovate Acquisition Corp.

Calvin Kung

265 Franklin Street

Suite 1702

Boston, MA 02110

+1 (424) 253-0908